UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 2, 2012
Date of Report (Date of earliest event reported)

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware	1-1204	(IRS Employer
(State of Incorporation)	(Commission File Number)	Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, the Compensation and Management Development Committee (the “Committee”) of Hess Corporation (the “Company”) approved, and the Board of Directors adopted, an amendment (the “Amendment”) to the Company’s First Amended 2008 Long-Term Incentive Plan (as so amended, the “Second Amended 2008 Incentive Plan”), subject to the requisite stockholder approval, to increase the number of shares of the Company’s common stock that may be issued under the First Amended 2008 Long-Term Incentive Plan by 8,000,000 shares. At the Company’s Annual Meeting of Stockholders held on May 2, 2012 (the “2012 Annual Meeting”), stockholders approved the Amendment.

Under the Second Amended 2008 Incentive Plan, a maximum of 29,000,000 shares of the Company’s common stock will be available for delivery, plus up to 6,456,000 shares of common stock subject to outstanding options or other awards under the Company’s Second Amended and Restated 1995 Long-Term Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after December 31, 2011. The Second Amended 2008 Incentive Plan will continue in effect until all shares of common stock available under the Second Amended 2008 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the Second Amended 2008 Incentive Plan is terminated earlier by the Board of Directors. However, no awards may be granted under the Second Amended 2008 Incentive Plan on or after May 7, 2018.

A brief summary of the Second Amended 2008 Incentive Plan is included under “Proposal to Approve the Amendment of the 2008 Long-Term Incentive Plan to Increase the Number of Shares Available Under the Plan” in the Company’s 2012 Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2012. The foregoing summary description of the Second Amended 2008 Incentive Plan is subject to, and qualified in its entirety by reference to, the full text of the 2008 Long-Term Incentive Plan attached as Annex B to the Company’s 2008 Proxy Statement filed with the SEC on March 27, 2008, the First Amendment to the 2008 Long-Term Incentive Plan attached as Annex B to the 2010 Proxy Statement filed with the SEC on March 25, 2010 and the Amendment attached as Annex A to the 2012 Proxy Statement filed with the SEC on March 23, 2012, which are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting was held on May 2, 2012, for the following purposes:

●	to elect five directors for the three-year term expiring in 2015;

●	to act upon the ratification of the selection by the audit committee of Ernst & Young LLP as the Company’s independent auditors for 2012;

●	to conduct a non-binding advisory vote to approve compensation of the Company’s named executive officers;

●	to approve an amendment to the Company’s 2008 Long-Term Incentive Plan, as amended; and

●	to act upon a stockholder proposal recommending that the Company’s Board of Directors take action to declassify the board.

The inspector of election reported that 284,333,078 shares of the Company’s common stock were represented in person or by proxy at the 2012 Annual Meeting, constituting 83.24% of the votes entitled to be cast.  The five nominees for director were elected and all other matters voted on at the 2012 Annual Meeting were approved.  The voting results were as follows:

Proposal #1 – Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

John B. Hess	242,398,214	12,362,199	2,319,149	27,253,516

Samuel W. Bodman	225,393,470	30,174,235	1,511,857	27,253,516

Risa Lavizzo-Mourey	250,790,266	3,923,377	2,365,919	27,253,516

Craig G. Matthews	251,602,643	3,978,025	1,498,894	27,253,516

Ernst H. von Metzsch	225,753,729	29,818,259	1,507,574	27,253,516

Proposal #2 – Ratification of Selection of Independent Auditors.

Votes For	278,334,298

Votes Against	4,507,705

Abstentions	1,491,075

Proposal #3 – Advisory Vote on Compensation of Named Executive Officers.

Votes For	147,574,543

Votes Against	107,713,492

Abstentions	1,791,527

Broker Non-Votes	27,253,516

Proposal #4 – Approval of Amendment to 2008 Long Term Incentive Plan.

Votes For	243,949,842

Votes Against	12,666,063

Abstentions	463,657

Broker Non-Votes	27,253,516

Proposal #5 – Stockholder Proposal Regarding Declassification of the Board.

Votes For	194,105,511

Votes Against	49,185,930

Abstentions	7,016,291

Broker Non-Votes	34,025,346

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS CORPORATION

Date: May 7, 2012	By:	/s/ Timothy B. Goodell
		Name:	Timothy B. Goodell
		Title:	Senior Vice President and General Counsel

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